AMENDMENT AND TERMINATION AGREEMENT

Exhibit 10.1

*** Denotes certain parts that have not been disclosed and have been filed separately with the Secretary, Securities and Exchange Commission, and is subject to a confidential treatment request pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

This amendment and termination agreement (this “Agreement”) is dated effective July 6, 2007 (the “Effective Date”), and is between FS SUBPARTICIPATION #1 GP, LLC, a Texas limited liability company (“FSS #1 GP”), FS SUBPARTICIPATION #1, L.P., a Texas limited partnership (the “FSS#1”), WILDES EXPLORATION, LLC, a Texas limited liability company (“Wildes Exploration”), and PRIMEGEN ENERGY CORPORATION, a Nevada corporation (formerly known as Maysia Resources Corporation) (“PrimeGen”).

FSS#1 GP is the general partner, and PrimeGen and Wildes Exploration are limited partners, of FSS#1 (collectively, the “Partners”). The Partners are party to an Instrument of Accession and Amendment dated effective November 2, 2006, a copy of which is attached to Schedule A to this Agreement (the “Instrument”). Pursuant to the Instrument, PrimeGen acceded to, and the parties amended, the terms of the Limited Partnership Agreement of FSS#1 dated July 14, 2006 (the “LPA”). The LPA, as amended by the Instrument (together, the “Amended LPA”), also evidences the terms of FSS#1’s subparticipation (the “Subparticipation”) in Wildes Exploration’s participation (the “Participation”) with One TEC, LLC, a Texas limited liability company (“One TEC”), pursuant to a Participation Agreement (Van Buren, Stone and Cleburne Counties, Arkansas) dated October 5, 2005, a Participation Agreement (Pearson AMI – Cleburne and Stone Counties, Arkansas) dated January 31, 2006, and addenda attached to such agreements and transmitted to Wildes Exploration by One TEC on February 28, 2006. PrimeGen desires to terminate its obligations to FSS#1 under the Amended LPA, and FSS#1 its obligations to Wildes Exploration under the Subparticipation, and FSS#1 and Wildes Exploration wish to accept, respectively, such terminations, all on the terms and subject to the conditions set forth in this Agreement. The parties therefore agree as follows:

1.	Each term appearing in this Agreement with initial capitalization and not defined in this Agreement shall have the meaning ascribed to it in the Amended LPA.

2.

The transactions contemplated by Agreement shall be consummated (the “Closing”) through legal counsel for Wildes Exploration, Kessler Collins, P.C., 2100 Ross Avenue, Dallas, Texas 75201, on or before August 3, 2007, at 5:00 p.m. Western time, or on such other date, or at such other time or place, as may be agreed upon by the parties in writing (the “Closing Date”).

3.	The Closing shall consist of the following concurrent transactions, which the parties agree shall be deemed to have occurred in the order set forth in this Section:

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(a)

FSS#1 shall settle the Subparticipation by agreeing to accept an amount of cash (the “Subparticipation Settlement Amount”) from Wildes Exploration at Closing equal to a return of all Capital Contributions made by PrimeGen to FSS#1 in respect of Subparticipation Payments, True-Up Payments and Subparticipation Obligations (“Investment Capital”) plus 85% of Acreage Net Proceeds (as that term is defined in this Agreement). The term “Acreage Net Proceeds” means a sum obtained by multiplying $*** per net acre of leasehold interest that Wildes Exploration is actually entitled to under the Participation (the “Leasehold Entitlement”) and subtracting from such sum the amount of Investment Capital and any past-due Capital Contributions in respect of Management Fees (“Management Fee Arreage”). The Leasehold Entitlement is presently estimated to approximate *** net acres. The Subparticipation Settlement Amount shall be determined no later than three business days prior to Closing, with the amount of Leasehold Entitlement being determined from lease and title records and reports from the Participation, and the amount of Investment Capital and Management Fee Arreage from the books and records of FSS#1, which shall be furnished by Wildes Exploration and FSS#1 GP respectively. Upon receipt of the Subparticipation Settlement Amount, the Subparticipation between FSS#1 shall be terminated, and the Subparticipation Settlement Amount shall be considered an item of income, gain or credit, as applicable, allocable to the Class A Property of FSS#1, and thus the Class A Limited Partner of FSS#1, PrimeGen.

(b)

Anything to the contrary in the Amended LPA notwithstanding, FSS#1 agrees to distribute to PrimeGen at Closing, as the Class A Limited Partner of FSS#1, 100% of the Subparticipation Settlement Amount (the “Final Distribution”). Upon receipt of the Final Distribution: (i) PrimeGen shall be deemed to have withdrawn from FSS#1 and shall no longer be a Partner in FSS#1, or have any further entitlements or rights with respect to, or interest in FSS#1, including the Class A Interest, or commitments or obligations to FSS#1 except as provided by this Agreement, including in respect of Capital Contributions; and (ii) FSS#1 GP and Wildes Exploration may continue the business of FSS#1 or FSS#1 GP may file a certificate of termination for FSS#1with the Secretary of State for the State of Texas, as determined in the sole discretion of FSS#1 GP.

(c)

The parties desire at Closing to compromise and settle any and all claims, demands or suits, known or unknown, fixed or contingent, liquidated or unliquidated, actual or potential, as of the Closing Date, arising from or related to the events and transactions which are the subject this Agreement, as well as all other disputes and controversies between any party and another party, including, without limitation, those that pertain in any way to the Amended LPA, the Subparticipation, the Participation or the *** Transactions (collectively, the “Claims”). Therefore, upon the Final Distribution (the “Releases”): (i) each party is deemed to have irrevocably released and discharged, and agreed to forever hold each other party harmless from any and all Claims; (ii) FSS#1 and PrimeGen are deemed to have irrevocably released and discharged, and agreed to

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forever hold the other harmless from any Capital Contribution or other obligations under or in connection with the Amended LPA; and (iii) FSS#1 and Wildes Exploration are deemed to have irrevocably released and discharged, and agreed to forever hold the other harmless from any and all payment or other obligations with respect to the Subparticipation. Anything to the contrary in this Section 3(c) notwithstanding, the Releases shall not be construed to apply, and shall not apply, to any consent, promise or obligation of the Parties provided by this Agreement, and further shall not set aside or affect the validity of the certificate of formation of FSS#1, the Amended LPA, the Participation, or the *** Transactions. The Releases runs to the benefit of the attorneys, agents, employees, officers, directors, shareholders, partners, heirs, assigns, legal representatives, affiliates and related entities of the parties, including, without limitation, from FSS#1 GP, FSS#1 and Wildes Exploration to William S. Marshall, Clark Wilson LLP, and William L. MacDonald, and from PrimeGen to Brian Wildes, Kessler Collins, P.C., Gary S. Kessler, Brad D’Amico, One TEC, and *** (collectively, the “WE Affiliates”), and was given by each party to the other in consideration of the transactions provided by Section 3(a) and (b). Upon the Final Distribution, PrimeGen is deemed to have covenanted that it shall not, and agreed that it is the intention of this Agreement that it shall not have standing to, bring or initiate any derivative action by FSS#1 against FSS#1 GP or the WE Affiliates, any action for an accounting from FSS#1, FSS#1 GP or Wildes Exploration (collectively, the “FSS#1 Parties”) or to inspect the records or books of, or undertake any other inspection, examination or copying, with respect to the FSS#1 Parties.

4.

It is a condition precedent to the obligations of Wildes Exploration and FSS#1 provided by Section 3 that, on or before the Closing Date, Wildes Exploration shall have: (a) ***; (b) ***; and (c) received from PrimeGen any legal opinion or other documentation necessary, in the sole reasonable discretion of FSS#1 and Wildes Exploration, to establish or evidence that the execution, delivery and performance of this Agreement by PrimeGen has been duly and validly authorized by all requisite corporate action.

5.

PrimeGen acknowledges and agrees that: (a) no WE Affiliates is making any representation or warranty, expressed or implied, at law or in equity, in respect Subparticipation, the Participation, or the *** Transactions, including with respect to the nature or extent of the value of the Subparticipation, the Participation, *** Transactions, the prospects of obtaining additional or other financing for FSS#1 to meet its Subparticipation obligations, or the accuracy or completeness of any information regarding the *** Transaction or in respect of any other matter or thing whatsoever, the Final Distribution being intended to be a resolution of PrimeGen’s inability to make any Capital Contributions or otherwise meet its obligations or provide any funding to FSS#1, which PrimeGen acknowledges and hereby represents it independently determined would significantly devalue the Class A Limited Partner Interest; (b) PrimeGen specifically disclaims that it is relying upon or has relied upon any such representations or warranties and acknowledges and agrees that the FSS#1 Parties specifically disclaimed and do hereby specifically disclaim any such other representation or

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warranty made by any person or entity, including any of the WE Affiliates; (c) PrimeGen is receiving the Final Distribution on a basis of permitting FSS#1 to terminate the Subparticipation and allow Wildes Exploration to deal with the Participation without reference to the Subparticipation and to achieve any economic benefit that it might arrange or recover in respect of the Participation, including with respect to the *** Transactions. The provisions of this Section 5 were specifically bargained-for between PrimeGen and FSS#1 Parties, and were taken into account by PrimeGen and FSS#1 in arriving at the amount of the Final Distribution.

6.

It is agreed and understood that this Agreement and its substance, including the existence of *** and any related information, shall remain completely confidential by and between PrimeGen and the FSS#1 Parties and shall not be disclosed to any third parties except for PrimeGen’s attorneys, accountants, bankers, and other professional advisors who must know about the terms of the offer in order to render assistance to PrimeGen with respect to the transactions contemplated by this Agreement, all of whom shall agree to be bound by this confidentiality obligation. Because of the transactions that Wildes Exploration will need to enter into and close to fund the Subparticipation Settlement Amount, and thus the Final Distribution, PrimeGen agrees that it shall not entertain any offer to sell, transfer or encumber the Class A Interest, or directly or indirectly solicit or entertain any such offer or enter into any negotiation or agreement that provides for any such disposition or encumbrance, and hereby represents that the Class A Interest is not currently subject to any such negotiation or agreement.

7.

This Agreement contains the entire agreement of the parties with respect to the subject matter hereof. Except as otherwise provided by this Agreement, this Agreement may not be modified, amended, terminated or assigned, except by a written instrument signed by the parties. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas. The parties hereby irrevocably submit to the exclusive jurisdiction of any state or federal court sitting in Dallas County, Texas with respect to any dispute between them. The parties mutually covenant and agree to execute any reasonable additional documents and instruments and to do all other acts reasonably required to effectuate the intents and purposes of this Agreement and to cooperate in any winding down or termination of FSS#1. All covenants, warranties or representations set forth in this Agreement shall survive the Closing. This Agreement may be executed: (a) by facsimile, which shall be deemed an original; and (b) in any number of counterparts or with counterpart signature pages, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. The parties consent to all of the provisions of this Instrument.

[Signature Page Follows]

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[Signature Page to Instrument of Accession and Amendment]

The parties are signing this Instrument on the Effective Date.

PRIMEGEN ENERGY CORPORATION,

a Nevada corporation

By: /s/ William S. Marshall
Williams S. Marshall, Principal Executive Officer

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WILDES EXPLORATION, LLC

a Texas limited liability company

By: /s/ Brian Wildes
Brian Wildes, Manager

FS SUBPARTICIPATION # 1 GP, LLC

a Texas limited liability company

By: WILDES EXPLORATION, LLC

a Texas limited liability company,

Its Member

By: /s/ Brian Wildes
Brian Wildes, Manager

FS SUBPARTICIPATION # 1, L.P.

a Texas limited partnership

By: FS SUBPARTICIPATION #1 GP, LLC	,
a Texas limited liability company,
Its General Partner

By: WILDES EXPLORATION, LLC,
Its Member

By: /s/ Brian Wildes
Brian Wildes, Manager

AMENDMENT AND TERMINATION AGREEMENT — FSS#1 Parties’ Signature Page

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